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                                                                     EXHIBIT 5.1

                     Jaffe, Raitt, Heuer & Weiss Letterhead


                                 April 19, 2004



Origen Financial, Inc.
27777 Franklin Road, Suite 1700
Southfield, MI  48034


Attention:  Mr. W. Anderson Geater, Jr., CFO



                  Re: Origen Financial, Inc., a Delaware corporation (the "COMPANY") -- Registration Statement on Form S-11, pertaining to 8,000,000 shares (the "SHARES") of common stock, par value $.01 per share (the "COMMON STOCK")


Dear Mr. Geater:


         We have acted as counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "ACT"), by the Company on Form S-11 (No. 333-112516) (the "REGISTRATION STATEMENT"), and any additional amendments thereto, if any are to be filed with the Securities Exchange Commission (the "COMMISSION") subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.



BASIS FOR OPINIONS

         In our capacity as counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "DOCUMENTS"):


         (i) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State (the "SECRETARY") on October 7, 2003 and the Certificate of Designation filed with the Secretary December 30, 2003 (together, the "CHARTER");


         (ii) the Bylaws of the Company, as adopted on August 1, 2003 (the "BYLAWS");

         (iii) the Written Instrument of the Incorporator of Origen Financial, Inc., dated as of August 1, 2003, the Minutes of a Special Meeting of the Board of Directors of the Company, dated as of September 14, 2003, and the Written Consent of the Board of Directors of the Company, dated as of September 17, 2003 (the "ORGANIZATIONAL MINUTES");

         (iv) resolutions adopted by the Board of Directors of the Company, or committees thereof, dated as of October 2, 2003 and January 29, February 9, February 27, March 16 and March 23, 2004 (together with the Organizational Minutes, the

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                  "DIRECTORS' RESOLUTIONS");

         (v) a certificate of Ronald A. Klein, the Chief Executive Officer of the Company, of even date herewith (the "OFFICER'S CERTIFICATE"), to the effect that, among other things, the Charter, Bylaws, and Directors' Resolutions are true, correct and complete, and that the Charter, Bylaws and Directors' Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officer's Certificate;

         (vi)     a specimen common stock certificate of the Company;

         (vii) the Registration Statement and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

         (viii) a certificate of Good Standing from the Secretary, dated April 8, 2004, to the effect that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence so far as the records of the Secretary as of such date; and

         (ix) the form of purchase agreement among the Company and the underwriter parties thereto (the "PURCHASE AGREEMENT").

         In reaching the opinion set forth below, we have assumed the following:

                  (a) each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

                  (b) each natural person executing any of the Documents is legally competent to do so;

                  (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

                  (d) none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of stock.

OPINIONS

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                             (1)   The Company is a corporation duly
                                   incorporated and validly existing as a
                                   corporation in good standing under the laws of the

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                                   State of Delaware.

                             (2) The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in accordance with the terms of the Purchase Agreement and upon receipt by the Company of the purchase price therefor, such Shares will be validly issued, fully paid and non-assessable.




         We do not purport to be experts on or to express any opinion in this letter concerning any law other than the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated.

         This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

         In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement under the heading "LEGAL MATTERS." In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                Very truly yours,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation


                         /s/ Jaffe, Raitt, Heuer & Weiss